CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 28 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 7, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report of LB Series Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 28, 2003